EX 23

Form 11-K for 2006

File No. l-8610

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-141864) pertaining to AT&T Savings and Security Plan of our report dated June 20, 2007, with respect to the financial statements and supplemental schedules of AT&T Savings and Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ ERNST & YOUNG LLP

San Antonio, Texas

June 20, 2007